Exhibit 23.2

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference and use in this Registration Statement on Form S-3 of Heritage Financial Group, Inc. of our reports dated March 15, 2012, relating to our audit of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus which is part of this Registration Statement.  We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/Mauldin & Jenkins, LLC

Albany, Georgia
October 25, 2012